EXHIBIT A

To the Amended and Restated Investment Advisory Agreement

Between SSGA Funds Management, Inc. and SPDR® Series Trust

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
State Street® SPDR® Bloomberg 1-10 Year TIPS ETF	0.15%
State Street® SPDR® Bloomberg 1-3 Month T-Bill ETF	0.1345%
State Street® SPDR® Bloomberg 3-12 Month T-Bill ETF	0.1345%
State Street® SPDR® Bloomberg Convertible Securities ETF	0.40%
State Street® SPDR® Bloomberg Emerging Markets Local Bond ETF	0.30%
State Street® SPDR® Bloomberg Emerging Markets USD Bond ETF	0.23%
State Street® SPDR® Bloomberg High Yield Bond ETF	0.40%
State Street® SPDR® Bloomberg International Corporate Bond ETF	0.50%
State Street® SPDR® Bloomberg International Treasury Bond ETF	0.35%
State Street® SPDR® Bloomberg Investment Grade Floating Rate ETF	0.15%
State Street® SPDR® Bloomberg Short Term High Yield Bond ETF	0.40%
State Street® SPDR® Bloomberg Short Term International Treasury Bond ETF	0.35%
State Street® SPDR® Dow Jones® REIT ETF	0.25%
State Street® SPDR® FactSet Innovative Technology ETF	0.45%
State Street® SPDR® FTSE International Government Inflation-Protected Bond ETF	0.50%
State Street® SPDR® Global Dow ETF	0.50%
State Street® SPDR® ICE Preferred Securities ETF	0.45%
State Street® SPDR® MSCI USA Gender Diversity ETF	0.20%
State Street® SPDR® MSCI USA StrategicFactorsSM ETF	0.15%
State Street® SPDR® Nuveen ICE High Yield Municipal Bond ETF	0.35%
State Street® SPDR® Nuveen ICE Municipal Bond ETF	0.23%
State Street® SPDR® Nuveen ICE Short Term Municipal Bond ETF	0.20%
State Street® SPDR® NYSE Technology ETF	0.35%
State Street® SPDR® Portfolio Aggregate Bond ETF	0.03%
State Street® SPDR® Portfolio Corporate Bond ETF	0.03%
State Street® SPDR® Portfolio High Yield Bond ETF	0.05%
State Street® SPDR® Portfolio Intermediate Term Corporate Bond ETF	0.04%
State Street® SPDR® Portfolio Intermediate Term Treasury ETF	0.03%
State Street® SPDR® Portfolio Long Term Corporate Bond ETF	0.04%
State Street® SPDR® Portfolio Long Term Treasury ETF	0.03%

Fund	Annual % of average daily net assets
State Street® SPDR® Portfolio Mortgage Backed Bond ETF	0.04%
State Street® SPDR® Portfolio Nasdaq® 100 ETF	0.10%
State Street® SPDR® Portfolio S&P 400TM Mid Cap ETF	0.03%
State Street® SPDR® Portfolio S&P 500® ETF	0.02%
State Street® SPDR® Portfolio S&P 500® Growth ETF	0.04%
State Street® SPDR® Portfolio S&P 500® High Dividend ETF	0.07%
State Street® SPDR® Portfolio S&P 500® Value ETF	0.04%
State Street® SPDR® Portfolio S&P 600TM Small Cap ETF	0.03%
State Street® SPDR® Portfolio S&P 1500® Composite Stock Market ETF	0.03%
State Street® SPDR® Portfolio S&P Sector Neutral Dividend ETF	0.05%
State Street® SPDR® Portfolio Short Term Corporate Bond ETF	0.04%
State Street® SPDR® Portfolio Short Term Treasury ETF	0.03%
State Street® SPDR® Portfolio TIPS ETF	0.12%
State Street® SPDR® Portfolio Treasury ETF	0.03%
State Street® SPDR® Portfolio Ultra Short T-Bill ETF	0.05%
State Street® SPDR® Russell 1000 Low Volatility Focus ETF	0.20%
State Street® SPDR® Russell 1000 Momentum Focus ETF	0.20%
State Street® SPDR® Russell 1000 Yield Focus ETF	0.20%
State Street® SPDR® S&P 400TM Mid Cap Growth ETF	0.15%
State Street® SPDR® S&P 400TM Mid Cap Value ETF	0.15%
State Street® SPDR® S&P 500® ESG ETF	0.10%
State Street® SPDR® S&P® 500 Fossil Fuel Reserves Free ETF	0.20%
State Street® SPDR® S&P 600TM Small Cap Growth ETF	0.15%
State Street® SPDR® S&P 600TM Small Cap Value ETF	0.15%
State Street® SPDR® S&P® 1500 Momentum Tilt ETF	0.12%
State Street® SPDR® S&P® 1500 Value Tilt ETF	0.12%
State Street® SPDR® S&P® Aerospace & Defense ETF	0.35%
State Street® SPDR® S&P® Bank ETF	0.35%
State Street® SPDR® S&P® Biotech ETF	0.35%
State Street® SPDR® S&P® Capital Markets ETF	0.35%
State Street® SPDR® S&P® Dividend ETF	0.35%
State Street® SPDR® S&P® Health Care Equipment ETF	0.35%
State Street® SPDR® S&P® Health Care Services ETF	0.35%
State Street® SPDR® S&P® Homebuilders ETF	0.35%
State Street® SPDR® S&P® Insurance ETF	0.35%
State Street® SPDR® S&P Kensho Clean Power ETF	0.45%
State Street® SPDR® S&P Kensho Final Frontiers ETF	0.45%
State Street® SPDR® S&P Kensho Future Security ETF	0.45%
State Street® SPDR® S&P Kensho Intelligent Structures ETF	0.45%
State Street® SPDR® S&P Kensho New Economies Composite ETF	0.20%
State Street® SPDR® S&P Kensho Smart Mobility ETF	0.45%
State Street® SPDR® S&P® Leveraged Loan ETF	0.40%
State Street® SPDR® S&P® Metals & Mining ETF	0.35%
State Street® SPDR® S&P® Oil & Gas Equipment & Services ETF	0.35%

Fund	Annual % of average daily net assets
State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF	0.35%
State Street® SPDR® S&P® Pharmaceuticals ETF	0.35%
State Street® SPDR® S&P® Regional Banking ETF	0.35%
State Street® SPDR® S&P® Retail ETF	0.35%
State Street® SPDR® S&P® Semiconductor ETF	0.35%
State Street® SPDR® S&P® Software & Services ETF	0.35%
State Street® SPDR® S&P® Telecom ETF	0.35%
State Street® SPDR® S&P® Transportation ETF	0.35%
State Street® SPDR® UC Investments 90/10 Endowment Strategy Index ETF	0.06%
State Street® SPDR® US Large Cap Low Volatility Index ETF	0.12%
State Street® SPDR® US Small Cap Low Volatility Index ETF	0.12%

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

The Adviser will pay all of the expenses of each Fund below except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, fees and expenses associated with holdings of acquired funds for cash management purposes, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
State Street® SPDR® Bloomberg Enhanced Roll Yield Commodity Strategy No K-1 ETF	0.28%

Dated: September 1, 2026